UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2016

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)    Resignation of Director
On March 14, 2016, Courtney Mather resigned from the Board of Directors of American Railcar Industries, Inc. (the “Company”). Mr. Mather's resignation from the Board of Directors of the Company was not a result of any disagreement with the Company or the Company’s Board of Directors.
(d)    Election of Director
Effective as of March 14, 2016 the Board of Directors of the Company, pursuant to the Company’s Bylaws (i) elected Jonathan Frates to fill the vacancy created by Mr. Mather's resignation, and (ii) appointed Mr. Frates to replace Mr. Mather on the compensation committee of the Board of Directors.
Mr. Frates, 33, has been a Portfolio Company Associate at Icahn Enterprises L.P. (“IELP”), a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion, since November 2015. Prior to joining Icahn Enterprises, Mr. Frates served as a Senior Business Analyst at First Acceptance Corp. and as an Associate at its holding company, Diamond A Ford Corp. Mr. Frates began his career as an Investment Banking Analyst at Wachovia Securities LLC. Mr. Frates has also served as a director of: Viskase Companies, Inc., a meat casing company, since March 2016; CVR Energy, Inc., a diversified holding company primarily engaged in petroleum refining and nitrogen fertilizer production, since March 2016; and CVR Refining, LP, an independent downstream energy limited partnership, since March 2016. Viskase Companies, CVR Energy and CVR Refining are each indirectly controlled by Mr. Carl C. Icahn, our principal beneficial shareholder through IELP. Mr. Frates received a BBA from Southern Methodist University and an MBA from Columbia Business School.
There are no arrangements or understandings between Mr. Frates and any other persons pursuant to which he was selected as a director of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 8.01 Other Events
In accordance with Section 10-35-16 of the North Dakota Publicly Traded Corporations Act, this Current Report on Form 8-K is being filed with the Securities and Exchange Commission (“SEC”) to change the date for its 2016 Annual Meeting of Shareholders to June 13, 2016 from June 7, 2016 as previously announced in its Current Report on Form 8-K filed with the SEC on February 18, 2016. A shareholder who wishes to propose a matter for consideration or a vote by shareholders at the Company’s 2016 Annual Meeting of Shareholders must deliver notice to the Company on or before April 11, 2016 and otherwise comply with the procedures set forth in the Company’s Bylaws. Additional information concerning the Company’s 2016 Annual Meeting of Shareholders will be included in the Company’s 2016 Proxy Statement relating to such meeting to be filed with the SEC within 120 days after the close of the Company’s year end and distributed to the Company’s shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2016		American Railcar Industries, Inc.

	By:	/s/ Luke M. Williams
	Name:	Luke M. Williams
	Title:	Interim Senior Vice President, Interim Chief Financial Officer and Interim Treasurer